SECOND AMENDMENT
                                    TO
               AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of December 31, 1998, by and among Dynamics Research Corporation, a Massachusetts corporation ("DRC"), DRC Encoder, Inc., a Massachusetts corporation, DRC Metrigraphics, Inc., a Massachusetts corporation, DRC Software, Inc., a Massachusetts corporation, DRC Telecom, Inc., a Massachusetts corporation, and Brown Brothers Harriman & Co., a New York limited partnership, as a Lender, as Agent for itself and the other Lenders, and as Swing Line Lender, BankBoston, N.A., a national banking association, The Chase Manhattan Bank, a New York banking corporation, State Street Bank and Trust Company, a Massachusetts trust company, Citizens Bank of Massachusetts, a Massachusetts financial institution, and the other Lenders from time to time party thereto, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of December 31, 1998, by and among the foregoing parties (such Credit Agreement, as so amended, is referred to herein as the "Credit
Agreement"). The parties to the Credit Agreement now desire to amend the Credit Agreement, pursuant to 25 thereof, as set forth in this Second Amendment, dated as of May 10, 1999 (the "Amendment"), and hereby agree as follows:

I.  EFFECTIVE DATE; DEFINITIONS.

Subject to the terms of Article III hereof, this Amendment shall be effective as of the date hereof (the "Effective Date"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Credit Agreement, as amended hereby.

II.  AMENDMENTS.

A. 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

         Default Rate.  The meaning specified in 4.9.

         Evergreen Letter of Credit. Any Letter of Credit providing for automatic extensions of its expiry date unless the Issuing Bank shall have provided some notice or taken other specified action to preclude any such further extension.

         Governmental Authority. Any federal, state or local government or political subdivision of any of the foregoing, any central bank (or other monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through capital stock or otherwise, by any of the foregoing.


         Honor Date.  The meaning specified in 3.3(a).

         Indemnitee.  The meaning specified in 15.

         Issue. With respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit; and the terms Issued and Issuance shall have corresponding meanings.

         Issuing Bank. BBH&Co or any Affiliate of BBH&Co that may from time to time Issue Letters of Credit for the account of any Borrower, or any substitute Issuing Bank appointed in accordance herewith.

         L/C Obligations. With respect to any Person, obligations of such Person with respect to undrawn letters of credit or unpaid bankers' guarantees or similar items.

         Letter of Credit. Any letter of credit (whether a standby letter of credit or a commercial documentary letter of credit), in form satisfactory to the Issuing Bank, which is at any time Issued by the Issuing Bank pursuant to 3 hereof, in each case as amended, supplemented or otherwise modified from time to time.

         Letter of Credit Liability. As of any date of determination, all then-existing liabilities of the Borrowers to the Issuing
Bank in respect of the Letters of Credit Issued for the account of any and all of the Borrowers, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount then available to be drawn under such Letters of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (ii) the aggregate amount which has then been paid by, and not been reimbursed to, the Issuing Bank under such Letters of Credit.

         Letter of Credit Termination Date.  The Maturity Date.

B.  1.1 of the Credit Agreement is hereby further amended as follows:

1. The definition of Available Total Commitment shall be deleted in its entirety and replaced with the following: "The Total Commitment less the sum of (i) the Outstanding Loans and (ii) all Letter of Credit Liability."

2. In the definition of Loan Documents, the phrase ", the Letters of Credit and any application agreement executed in connection therewith," shall be inserted immediately prior to the phrase "and any other document" appearing therein.


3. In the definition of Required Lenders, the phrase "plus the total liabilities under any Letters of Credit" shall be inserted immediately prior to the phrase "or, if no amounts are Outstanding" appearing therein, and the phrase "and no Letters of Credit have been issued hereunder" shall be inserted immediately prior to the phrase ", of the Percentages of the Total Commitment" appearing therein.

C. The Credit Agreement is hereby further amended by (1) deleting the heading "3. PREPAYMENT OF THE LOANS; RESERVES." appearing immediately following 2.9 thereof, (2) deleting the reference to "3.1" appearing immediately prior to the heading "Voluntary Prepayments." and inserting "2.10" in lieu thereof and (3) deleting the reference to "3.2" appearing immediately prior to the heading "Mandatory Prepayments." and inserting "2.11" in lieu thereof.

D. The Credit Agreement is hereby amended by inserting the following text immediately prior to 4 thereof:

3.  AMOUNT AND TERMS OF LETTERS OF CREDIT.

3.1. Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to Issue for the account of one or more of the Borrowers, one or more Letters of Credit denominated in Dollars from time to time during the period from the Closing Date until the Maturity Date in an aggregate undrawn amount not to exceed at any time $5,000,000, each such Letter of Credit upon its Issuance to expire on or before the earlier of (x) the date which occurs one year from the date of its Issuance or (y) thirty days prior to the Maturity Date; provided, however, that the Issuing Bank shall not be obligated (or permitted) to Issue any Letter of Credit if:

(a) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Outstanding Loans and (ii) the Outstanding Letter of Credit Liability shall exceed the Available
Total Commitment;

(b) the Agent or the Required Lenders shall have notified the Issuing Bank and the Borrowers that no further Letters of Credit are to be Issued by the Issuing Bank due to a continuing failure to meet any of the applicable conditions set forth in 10 or 11, and such notice has not expired or been withdrawn by the Agent or the Required Lenders;

(c) any order, judgment or decrees of any Governmental Authority or arbitration shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any requirement of law or regulation applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date and which results in an unreimbursed loss, cost or expense or shall otherwise impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date;

(d) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank; or

(e) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any Person other than the Issuing Bank.

Within the limits of the obligations of the Issuing Bank set forth above, the Borrowers may request the Issuing Bank to Issue one or more Letters of Credit, reimburse the Issuing Bank for payments made thereunder pursuant to 3.3(a), and request the Issuing Bank to Issue one or more additional Letters of Credit under 3.1.

3.2.  Issuing the Letters of Credit.

(a) Each standby or commercial documentary Letter of Credit shall be Issued on at least four Business Days' notice, in each case from the applicable Borrower to the Issuing Bank, specifying the date, amount, expiry and beneficiary thereof, and whether such Letter of Credit is to be a standby or commercial documentary Letter of Credit, accompanied by such application and agreement for letter of credit as the Issuing Bank may from time to time specify to such Borrower, each in form and substance satisfactory to the Issuing Bank. On the date specified by the applicable Borrower in such notice and upon fulfillment of the applicable conditions set forth in 3.1, 10 and 11 hereof, the Issuing Bank will Issue such Letter of Credit in the form specified in such notice and such application and agreement for letter of credit and will promptly notify the Agent thereof.

(b) The Borrowers each acknowledge and agree that the Issuing Bank may, in connection with any Evergreen Letter of Credit, at its election (or as required by the Agent at the direction of the Required Lenders) deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, or take any other action as necessary or appropriate, in order to cause the expiry date of such Letter of Credit to be a date not later than the Maturity Date.

3.3.  Reimbursement Obligations.

(a) Notwithstanding any provisions to the contrary in any application and agreement for letter of credit applicable to any Letter of Credit, each Borrower requesting a Letter of Credit shall:


(i) on the date of any payment by the Issuing Bank on the Letter of Credit (the "Honor Date") pay to the Issuing
Bank an amount equal to, and in reimbursement for, each amount which the Issuing Bank pays under any such Letter of Credit; and

(ii)  pay to the Issuing Bank interest on any
amount remaining unpaid under clause (i) above from the Honor
Date until such amount is reimbursed in full to the Issuing Bank pursuant to clause (i) above, payable on demand, at a fluctuating rate per annum equal to the Default Rate in effect from time to time.

(b) All amounts to be reimbursed to the Issuing Bank in accordance with subsection (a) above may, subject to the limitations set forth in 2, be paid from the proceeds of Revolving Credit Loans or Swing Line Loans, and, solely for such purposes, the minimum borrowing amount limitations set forth in 2.7 shall not be applicable. The Borrowers hereby authorize the Lenders to make Revolving Credit Loans and the Swing Line Lender to make Swing Line Loans, in each case which are in the amounts of the reimbursement obligations of the applicable Borrowers set forth in subsection (a) above, and further authorize (without creating any obligation so to do) the Agent (i) to give the Lenders, pursuant to 2.7, a Loan Request with respect to any Revolving Credit Loans (which shall be Base Rate Loans), (ii) to give the Swing Line Lender, pursuant to 2.7, a Loan Request, with respect to any Swing Line Loans and (iii) to distribute the proceeds of such Loans to the Issuing Bank to pay such amounts. The Borrowers each agree that all such Advances so made shall be deemed to have been requested by them, respectively, and direct that all proceeds thereof shall be used to pay such reimbursement obligations under subsection (a) above.

3.4.  Participations Purchased by the Lenders.

(a) On the date of Issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender without recourse or warranty, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, an undivided interest and participation, to the extent of such Lender's Percentage, in effect from time to time, in such Letter of Credit and all Letter of Credit Liability relating to such Letter of Credit and all Loan Documents securing, guaranteeing, supporting or otherwise benefiting the payment of such Letter of Credit Liability. Promptly after the end of such calendar month, the Agent will notify each Lender of the Letters of Credit Issued during the prior month and of their dates of Issue, amounts, expiries and reference numbers.


(b) In the event that any reimbursement obligation under 3.3(a) is not paid when due to the Issuing Bank with respect to any Letter of Credit, including by virtue of 3.3(b), the Issuing
Bank will promptly notify the Agent to that effect, and the Agent will promptly notify the Lenders of the amount of such reimbursement obligation and each Lender shall immediately pay to the Agent for the account of the Issuing Bank, subject to subsection (e) of this Section and in same day funds, an amount equal to such Lender's Percentage then in effect of the amount of such unpaid reimbursement obligation with interest at the Federal Funds Effective Rate for each day after such notification until such amount is paid to the Agent.

(c) Promptly after the Issuing Bank receives a payment on account of a reimbursement obligation with respect to any Letter of Credit, the Issuing Bank shall promptly pay to the Agent, and the Agent shall promptly pay to each Lender which funded its participation therein, in the kind of funds so received, an amount equal to such Lender's ratable share thereof.

(d) Upon the request of any Lender, the Agent will furnish to such Lender copies of any Letter of Credit and any application and agreement for Letter of Credit and other documents related thereto as may be reasonably requested by such Lender.

(e) The obligation of each Lender to make payments as and when required under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, any of the circumstances referred to in 3.6(b).

(f) If any payment received on account of any reimbursement obligation with respect to a Letter of Credit and distributed to a Lender as a participant under 3.4(c) is thereafter recovered from the Issuing Bank in connection with any bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, relief of debtors or general assignment for the benefit of creditors that, in any such case, relates to any Borrower, each Lender which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount as recovered) of any interest or other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

3.5.  Letter of Credit Fees.

(a) Each Borrower hereby severally agrees to pay to each Lender (in accordance with its Percentage) a letter of credit fee with respect to each Letter of Credit on the maximum amount available to be drawn under such Letter of Credit from time to time after giving effect to scheduled reductions thereof (the determination of such maximum amount to assume compliance with all conditions for drawing) from the date of Issuance of such Letter of Credit until the expiry date of such Letter of Credit at the rate per annum equal to 1.50%. Such fee shall be payable in arrears on the last Business Day of each March, June, September and December in each year, commencing June 30, 1999 through the Letter of Credit Termination Date, and on the Letter of Credit Termination Date.


(b) Each Borrower hereby severally agrees to pay to the Issuing Bank, for its own account, in addition to the fees described in subsection (c) of this Section, an issuance fee for each Letter of Credit Issued hereunder equal to $150.

(c)  Each Borrower severally agrees to pay to the Issuing
Bank, for its own account and on demand, sums equal to standard fees, charges and expenses that such Issuing Bank may impose, pay or incur in connection with the Issuance, amendment, administration, transfer or cancellation of any or all Letters of Credit issued for the account of such Borrower or in connection with any payment by such Issuing Bank thereunder. The Issuing Bank will give DRC notice of any change in its standard fees, charges or expenses payable by the Borrowers to the Issuing Bank pursuant to this 3.5(c); provided, however, that any failure by the Issuing Bank to give such notice shall not affect the Borrowers' obligations under this 3.5 to pay the Issuing Bank's reasonable current standard fees, charges or expenses in accordance herewith.

(d)  All fees payable in respect of Letters of Credit shall be nonrefundable.

3.6.  Indemnification; Nature of the Issuing Bank's Duties.

(a) The Borrowers agree to indemnify and save harmless the Agent, the Issuing Bank and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorney fees and costs for external counsel to the Lenders and the allocated costs and disbursements of internal counsel of the Lenders) which the Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under any Letter of Credit.

(b) The obligations of the Borrowers hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit or Loan Document or any agreement or instrument relating thereto;

(ii) the existence of any claims, set off, defense or other right which any Borrower may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or the Issuing Bank, the Agent, any Lender, or any other Person;

(iii) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

(v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

(vi) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit; or any payment is made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit;

(vii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(viii) any other circumstance or happening whatsoever, whether or not similar to the foregoing; provided, however, that, notwithstanding the foregoing, the Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

3.8.  International Standby Practices.  The International
Standby Practices ISP 98 most recently published by the International Chamber of Commerce shall in all respects be deemed a part of this 3 as if incorporated herein and shall apply to the Letters of Credit.

3.9.  Substitute Issuing Bank.  Upon the mutual agreement of
DRC, BBH&Co in its capacity as Issuing Bank and any other Lender, such other Lender shall, with respect to any Letter of Credit hereunder, act as Issuing Bank hereunder. If any such Lender shall so agree to act as Issuing Bank as to such Letter of Credit, then that Lender in such capacity shall be deemed for all purposes to be the Issuing Bank hereunder with respect to such Letter of Credit and shall be entitled to all rights, benefits and privileges and be subject to all obligations as if it were appointed as Issuing Bank as of the date hereof. Notwithstanding the foregoing, each of the Borrowers, the Lenders, the Agent and the Issuing Bank acknowledge and agree that no Lender (other than BBH&Co in its capacity as the Issuing Bank) shall have any obligation to serve as Issuing Bank or to Issue Letters of Credit hereunder, and BBH&Co in its capacity as Issuing Bank shall have no obligation to cause or arrange for any replacement Issuing Bank.

E.  4.5 of the Credit Agreement is hereby amended as follows:


1. The phrase "with the administration" appearing in the fourth line thereof is deleted and the phrase "responsible for the administration" is inserted in lieu thereof;

2. "or" is inserted immediately following the end of paragraph (d) thereof;


3. The following paragraph is inserted immediately following paragraph (d):

"(e)  (i) impose, modify or deem applicable to the Issuing
Bank or any Lender any reserve, special deposit or similar requirement against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank or any Lender any other condition regarding letters of credit or, in the case of such Lender, its participation hereunder in Letters of Credit;"

4.  "or" is inserted immediately following the end of paragraph
(iii) thereof;

5. The following paragraph is inserted immediately following paragraph (iii) thereof:

    "(iv) increase the cost of the Issuing Bank of Issuing or maintaining or, in the case of such Lender, having a participation in Letters of Credit;";

6. The last paragraph thereof is deleted in its entirety and the following paragraph is inserted in lieu thereof:

    "then, and in each such case, the Borrower will, within ten (10) Business Days following receipt of written notice from the Agent on behalf of such Lender or the Issuing Bank, which written notice shall include a description of the relevant change in law and calculations of the amounts payable, pay to the Agent on behalf of such Lender or the Issuing Bank, as the case may be, such additional amounts as will be sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional cost, reduction, payment or foregone interest or other sum."

F. 4.6 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:


    If (a) any change in any present law, governmental rule, regulation, policy, guideline or directive or if any future law, governmental rule, regulation, policy, guideline or directive (in each case whether or not having the force of law, but only if it is mandatory that any Lender or the Issuing Bank comply) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction or any change in any such law or interpretation (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date of this Credit Agreement) affects the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, or to be maintained by the Issuing Bank or any Person controlling the Issuing Bank, and (b) such Lender or the Issuing Bank (as the case may be) determines that the amount of capital required to be maintained by it is increased by or based upon (i) with respect to such Lender, the existence of the Commitments or Loans made pursuant hereto or such Lender's participation in (or commitment to participate in) any Letter of Credit or (ii) with respect to the Issuing Bank, the Issuance of (or commitment to Issue) any Letter of Credit, then, in any such case, the Agent on behalf of such Lender or the Issuing Bank, as the case may be, may notify the Borrower of such fact. Other than in a case where the costs of such increased capital requirements are reflected in the applicable rate(s) of interest on the Loans, the Borrower and the Agent on behalf of such Lender or on behalf of the Issuing Bank (as the case may be) shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender or the Issuing Bank, as the case may be, in light of these circumstances. If the Borrower and the Agent on behalf of such Lender or on behalf of the Issuing Bank (as the case may be) are unable to agree to such adjustment within thirty
    (30) days of the date on which the Borrower receives such notice, then commencing on the date Borrower received such notice (but not earlier than the effective date of any such increased capital requirement), from time to time the Borrower will pay to the Agent, on behalf of such Lender or on behalf of the Issuing Bank (as the case may be) after consultation with the affected Lender or the Issuing Bank, as applicable, such additional amount that will, in the Agent's reasonable determination, provide adequate compensation to such Lender or the Issuing Bank (as the case may be). Such Lender or the Issuing Bank (as the case may be) shall allocate such cost increases among its customers in good faith and on an equitable basis.

G. 4.7 of the Credit Agreement is hereby amended by inserting the phrase "or the Issuing Bank (as the case may be)" immediately following the phrase "on behalf of any Lender" appearing in the penultimate line thereof.

H.  4.8 of the Credit Agreement is hereby amended by (1) deleting
"Lender" in each of the three places that it appears in the first two lines thereof and inserting "Indemnitee" in lieu thereof and (2) inserting the phrase ", or of any Letter of Credit Liability," immediately following the phrase "interest on any Loans appearing in clause (a) thereof.

I.  4.9 of the Credit Agreement is hereby amended by inserting
"(the "Default Rate")" immediately following the phrase "at a rate per annum" appearing in the third line thereof.

J. 4.10 of the Credit Agreement is hereby amended by (1) inserting the phrase "and the Issuing Bank" immediately following the phrase "Each Lender" appearing in the first line thereof and (2) inserting the phrase "or the Issuing Bank" (a) immediately following the phrase "not require such Lender" appearing in the second line thereof, (b) immediately following the phrase "to such Lender" appearing in the sixth line thereof and (c) immediately following the phrase "by any Lender" appearing in the penultimate line thereof.


K. 4.11 of the Credit Agreement is hereby amended by inserting the phrase "and regardless of whether a Letter of Credit was Issued for the account of any Borrower" immediately following the phrase "the proceeds of a Loan" appearing in clause (i) thereof.

L. 1. Each of 6 and 7 of the Credit Agreement is hereby amended by deleting the text of the introductory paragraph of each such section in its entirety and inserting in lieu thereof the following:

    "Each Borrower covenants and agrees that, so long as any Loan or Note is Outstanding or any Letter of Credit Liability shall exist or the Lenders have any obligation to make Loans hereunder or the Issuing Bank has any obligation to Issue Letters of Credit hereunder:"

2. 8 of the Credit Agreement is hereby amended by deleting the text of the introductory paragraph of such section in its entirety and inserting in lieu thereof the following:

    "Each Borrower covenants and agrees that, so long as any Loan or Note is Outstanding or any Letter of Credit Liability shall exist or the Lenders have any Available Total Commitment or any obligation to make Loans hereunder or the Issuing Bank has any obligation to Issue Letters of Credit hereunder, DRC and its Subsidiaries shall maintain at all times, on a Consolidated basis, each of the following:"

M. 9.1(a) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

    "Any Borrower shall default in the payment of principal of or
    interest on any     Note or any amount with respect to any Letter of
    Credit or any other fee or other amount due hereunder or under any other Loan Document, whether at maturity or at a date fixed for the payment thereof or at a date fixed for any installment or prepayment thereof or otherwise, and in the case of any such fee payment default, such default shall continue for a period of three (3) Business Days following the date of such default; or"

N. The last paragraph of 9.1 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:


    then, and in any such event, and at any time thereafter, if any Event of Default (other than an event described in 9(f) or 9(g) shall then be continuing, the Agent shall at the request, or may with the consent, of the Required Lenders (i) declare the principal of and accrued interest in respect of the Notes to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Notes, and all other amounts then due hereunder, shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower, and/or (ii) terminate the Total Commitment, whereupon the Total Commitment of the Lenders (and the Commitment of each individual Lender) to make Loans hereunder, and the obligation of the Issuing Bank to Issue Letters of Credit, shall forthwith terminate without any other notice of any kind; and with respect to any event described in 9(f) or 9(g) above, the Commitments shall automatically terminate and the principal of the Notes then outstanding, together with accrued interest thereon and all other amounts then due hereunder or under any other Loan Document shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

O. 9.2 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

In case any one or more Events of Default shall occur and be continuing, the Lenders and the Issuing Bank may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on any Note, or in the payment of any Letter of Credit Liability or fee due hereunder or under any other Loan Document, each Borrower will pay to the Lenders or the Issuing Bank, as the case may be, such further amounts as shall be sufficient to cover the cost and expense of collection, including the Lenders' and the Issuing Bank's attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Lenders or the Issuing Bank in exercising any right shall operate as a waiver thereof or otherwise prejudice the Lenders' or the Issuing Bank's rights. No right conferred hereby or by any other Loan Document upon the Lenders or the Issuing Bank shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

P.  11 of the Credit Agreement is hereby amended as follows:

1. The phrase "and the obligation of the Issuing Bank to Issue any Letter of Credit" shall be inserted immediately following the phrase "The obligations of the Lenders to make any Loan" appearing in the introductory paragraph thereof.

2. The phrase "and to the Issuance of any Letter of Credit (as the case may be)" shall be inserted immediately following the phrase "such Drawdown Date" appearing in the second line of 11.1.

3. The phrase "and as of the time of Issuance of such Letter of Credit (as the case may be)" shall be inserted immediately following the phrase "the making of such Loan" appearing in the sixth line of 11.1.


4. The last sentence of 11.1 shall be deleted in its entirety and the following sentence shall be inserted in lieu thereof:

    "On or before the date of the Loans and on or before the date of Issuance of the Letters of Credit, the Agent, on behalf of the Lenders and the Issuing Bank, shall have received a certificate of DRC signed by the chief financial officer or treasurer of DRC to such effect."

5. 11.2 shall be amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

    "No change shall have occurred in any law or regulations thereunder or interpretations thereof that (a) in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or (b) in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to Issue the Letter of Credit."

Q.  12 of the Credit Agreement is hereby amended as follows:

1.  The heading of 12 shall be deleted and the phrase "THE AGENT
AND THE ISSUING BANK" shall be inserted in lieu thereof.

2. 12.1 shall be amended by deleting the text of the first two lines thereof and inserting the following in lieu thereof:

    "Each Lender and the Issuing Bank hereby irrevocably appoints and authorizes BBH&Co to act as its agent hereunder and under each of the Loan Documents".

3. 12.1 shall be amended by adding the following paragraph at the end thereof:

    The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this 12 with respect to any acts taken or omission suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining thereto as fully as if the term "Agent", as used in this 12, included the Issuing Bank with respect to such acts or omissions, and (ii) additionally provided in this Credit Agreement with respect to the Issuing Bank.

4. 12.4 shall be amended by (a) adding the phrase "and the participations in Letter of Credit Liability purchased by it" immediately following the phrase "the Loans made by it" in the second line thereof and
(b) inserting the phrase ", issue letters of credit for the account of," immediately following the phrase "lend money to" appearing in the sixth line thereof.

R. 13 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

    Regardless of the adequacy of any collateral, during the
    continuance of any Event     of Default, any deposits or other sums
    credited by or due from any Lender, the Agent or the Issuing Bank to any Borrower and any securities or other property of any Borrower in the possession of any Lender, the Agent or the Issuing Bank may be applied to or set off against the pro rata payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Lenders, the Agent or the Issuing Bank. The Lenders agree among themselves that, with respect to all sums received by the Lenders applicable to the payment of principal of or interest on the Notes or of amounts relating to Letter of Credit Liability, equitable adjustment will be made among the Lenders so that, in effect, all such sums shall be shared ratably by each of the Lenders whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or crossclaim or by the enforcement of any or all of the Notes or the other Loan Documents. If any Lender receives any payment on its Notes, or with respect to its participation in Letter of Credit Liability, of a sum or sums in excess of its Percentage, then such Lender receiving such excess payment shall purchase for cash from the other Lenders an interest in their Notes, or (as the case may be) an interest in their participation in all Letter of Credit Liability, in such amounts as shall result in a ratable participation by each of the Lenders in the aggregate unpaid amount of the Notes then outstanding or (as the case may be) all Letter of Credit Liability; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

S. 14 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:


    Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay (a) the reasonable direct, out-of-pocket costs of reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lenders or the Issuing Bank (other than taxes based upon the Lender's or the Issuing Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (and the Borrowers hereby agreeing to indemnify the Lenders and the Issuing Bank with respect thereto), (c) the fees, expenses and disbursements of the Agent's counsel incurred in connection with the preparation of the Loan Documents and other instruments mentioned herein and the reasonable fees, expenses and disbursements of the Agent's counsel and any local counsel to the Lenders and to the Issuing Bank in connection with any amendments, modifications, approvals, consents, waivers or Replacement Lenders hereto or hereunder and (d) all reasonable out-of-pocket expenses (including attorney fees and costs for external counsel to the Lenders and to the Issuing Bank and the allocated costs and disbursements of internal counsel of the Lenders and the Issuing Bank) incurred by the Lenders and the Issuing Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of an Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default, (ii) any replacement of a Lender pursuant to 17.4 or the substitution of any Issuing Bank pursuant to 3.9 and (iii) any litigation, proceeding or dispute arising hereunder; provided, however, that the Borrowers shall have no obligation to pay for the expenses of the Agent or the Lenders or the Issuing Bank to the extent such expenses result from the Agent's or any Lender's or the Issuing Bank's gross negligence, fraud or willful misconduct. In addition to the foregoing, if any reimbursement obligation is not satisfied on the applicable Honor Date, then the Borrowers shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such failure, including, without limitation, any reasonable direct loss, cost or out-of-pocket expense incurred by reason of the liquidation or re-deployment of deposits or other funds acquired by a Lender to fund or maintain such Letter of Credit participation.

T.  15 of the Credit Agreement is hereby amended as follows:

1. The following phrase shall be inserted immediately prior to the phrase "from and against any and all claims," appearing in the second line thereof:

    ", the Agent, the Issuing Bank and their respective Affiliates and the directors, officers, employees, attorneys and agents of any Lender, the Agent, the Issuing Bank or such Affiliate (each of the foregoing is referred to herein as an "Indemnitee")".

2. Each reference in the proviso to "the Agent or the Lenders" or "the Agent or any Lender" shall be deleted and the phrase "an
Indemnitee" shall be inserted in lieu thereof; and the phrase "the Agent's or any Lender's gross negligence" appearing in the proviso shall be amended by deleting such phrase and inserting in lieu thereof the phrase "an Indemnitee's gross negligence".

U. 16 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:


    All covenants, agreements, representations and warranties made herein in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of each Borrower pursuant hereto shall be deemed to have been relied upon by each Lender and the Issuing Bank, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans and the Issuance of the Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Loans or the Issuing bank has any obligation to issue any Letters of Credit. All statements contained in any certificate or other paper delivered to the Lenders or to the Issuing Bank at any time by or on behalf of any Borrower pursuant hereto shall constitute representations and warranties as of the date thereof by the Borrowers hereunder.

V.  17 of the Credit Agreement is hereby amended as follows:

1. The phrase "or in any Letter of Credit Liability" shall be inserted immediately following the phrase "grant an interest in any Loan" appearing in the first proviso of 17.1.

2. 17.3 shall be amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

    Any Lender may, without the consent of any Borrower, the Agent or any other Lender, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and obligations under this Credit Agreement (including all or a portion of its Commitment, the Loans owing to it and its portion of all Letter of Credit Liability); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (iv) such participation shall be in an amount of not less than $5,000,000. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement. Each Borrower agrees that each Participant shall be entitled to the benefits of 3.6, 3.7, 4.5, 4.8 and 15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to 17.1.

W. 19(b) of the Credit Agreement is hereby amended by inserting the phrase "or in its capacity as Issuing Bank" immediately following the phrase "in its capacity as a Lender" in the first line thereof.

X. Each of 20 and 24 of the Credit Agreement is hereby amended by inserting the phrase ", THE ISSUING BANK" immediately following each reference to "THE AGENT" therein.

Y. 24 of the Credit Agreement is further amended by (1) deleting the phrase "ANY LENDER. EACH BORROWER" appearing in the eighth line thereof and inserting the phrase "ANY LENDER, EACH BORROWER" in lieu thereof and (2) inserting the phrase "THE AGENT, THE ISSUING BANK AND" immediately prior to the phrase "THE LENDERS HAVE BEEN INDUCED" appearing in clause (B) thereof.


Z. 25 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

    Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Lenders, the Issuing Bank or the Agent may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of DRC and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment or waiver shall, without the prior written consent of the Agent, the Issuing Bank and all of the Lenders, (a) extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of or interest on, or reduce the amount or extend the time of payment of any principal or interest of, any Note or any Letter of Credit Liability (including any extensions of the Maturity Date pursuant to 2.4); (b) change or waive the Total Commitment (other than reductions in the Total Commitments pursuant to 2.3) or Percentage; (c) amend or waive this 25 or amend or waive the definition of Required Lenders; (d) change or waive the amount or payment terms of any fees due hereunder; or (e) amend or waive 8(c) or 9.1(a), (f) or (g) or 11. No waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lenders, the Agent or the Issuing Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon a Borrower shall entitle a Borrower to other or further notice or demand in similar or other circumstances. In addition, no amendment, waiver, consent or approval with respect to any Loan Document shall, unless in writing and signed by the Agent, the Swing Line Lender or the Issuing Bank (in addition to the Lenders required above to take such action), affect the rights or duties of the Agent, the Swing Line Lender or the Issuing Bank, respectively, under this Credit Agreement or any other Loan Document.

AA. 26 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

    Each Lender, the Issuing Bank and the Agent agrees that it will not make any disclosure of confidential information furnished to it by any Borrower or any of its Subsidiaries unless such information shall have become public, except:

(a) in connection with operations under or the enforcement of or the protection of a Lender's, the Issuing Bank's, or the Agent's interest in this Credit Agreement or any other Loan Document to Persons who have a reasonable need to be furnished such information;

(b) pursuant to any law, rule or statutory or regulatory requirement or any court order, subpoena or other legal process;

(c) to any parent or corporate Affiliate of such Lender or of the Issuing Bank or of the Agent or to any Participant, proposed Participant, assignee, proposed assignee, Replacement Lender or proposed Replacement Lender; provided, however, that any such Person shall agree to comply with the restrictions set forth in this 26 with respect to such information;

(d) to its directors, officers, employees, agents, independent counsel, auditors and other professional advisors and consultants with an instruction to such Person to keep such information confidential;

(e)  to any other Lender and to the Agent and the Issuing
Bank and any successor Agent or Issuing Bank or prospective successor Agent or Issuing Bank; and

(f)  with the prior written consent of the Borrower, to any other Person.

BB. 28 of the Credit Agreement is hereby amended by inserting the phrase ", and to participate in the Letters of Credit and Letter of Credit Liability," immediately following the phrase "to make their respective Loans".

III.  CONDITIONS; NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC.

Each Borrower hereby represents and warrants to the Lenders that all of the conditions of lending specified in 11 of the Credit Agreement and
Section III of this Amendment have been satisfied in all material respects as of the Effective Date. Without limiting the generality of the foregoing, each Borrower hereby confirms that: (i) the representations and warranties of the Borrowers contained in 5 of the Credit Agreement, as amended by and through this Amendment, are true on and as of the Effective Date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date);
(ii) each Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement, as amended by and through this Amendment, on its part to be observed or performed on or prior to the Effective Date; and (iii) no Event of Default specified in 9 of the Credit Agreement, as amended by and through this Amendment, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default has occurred and is continuing. All fees and expenses of the Lenders, the Agent and the Issuing Bank due and payable on the Effective Date shall be paid by the Borrowers before this Amendment shall become effective. All corporate action necessary for the valid execution, delivery and performance by each Borrower of this Amendment shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent. Notwithstanding any other provision hereof, the foregoing terms of this Article III shall constitute conditions precedent to the effectiveness of this Amendment.

IV.  AMENDED TERMS.

For all purposes hereafter, the term "Credit Agreement" shall mean the Credit Agreement as amended by and through this Amendment.

V.    MISCELLANEOUS.

Except as expressly set forth in Section II of this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy by the Lenders, the Swing Line Lender, or the Agent under the Credit Agreement, as amended by and through this Amendment, (b) constitute a waiver of any provision in the Credit Agreement, as amended by and through this Amendment, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, as amended by and through this Amendment, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first set forth above.


                                          DYNAMICS RESEARCH CORPORATION

                                          By:   /s/ Douglas R. Potter
                                          Name: Douglas R. Potter
                                          Title: Vice President of Finance

                                          DRC ENCODER, INC.

                                          By:   /s/ Douglas R. Potter
                                          Name: Douglas R. Potter
                                          Title: Treasurer

                                          DRC METRIGRAPHICS, INC.

                                          By:   /s/ Douglas R. Potter
                                          Name: Douglas R. Potter
                                          Title: Treasurer

                                          DRC SOFTWARE, INC.

                                          By:   /s/ Douglas R. Potter
                                          Name: Douglas R. Potter
                                          Title: Treasurer



                                          DRC TELECOM, INC.

                                          By:   /s/ Douglas R. Potter
                                          Name: Douglas R. Potter
                                          Title: Treasurer



                                          per pro BROWN BROTHERS HARRIMAN & CO.

                                          By:   /s/ Timothy T. Telman
                                          Name: Timothy T. Telman
                                          Title:  Deputy Manager
                                          BANKBOSTON, N.A.



                                          By:   /s/ Jeff R. Westling
                                          Name: Jeff R. Westling
                                          Title: Vice President

                                          THE CHASE MANHATTAN BANK



                                          By:   /s/ A. Neil Sweeny
                                          Name: A. Neil Sweeny
                                          Title: Vice President


                                          STATE STREET BANK AND TRUST COMPANY



                                          By:   /s/ Mark Trachy
                                          Name: Mark Trachy
                                          Title: Vice President

                                          CITIZENS BANK OF MASSACHUSETTS



                                          By:   /s/ R. E. James Hunter
                                          Name: R. E. James Hunter
                                          Title: Vice President